UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/29/2007

NETGEAR, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50350

DE	770419172
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4500 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

408-907-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 29, 2007, NETGEAR, Inc. ("NETGEAR") entered into a Separation Agreement and Release with Deborah A. Williams, its Senior Vice President and Chief Marketing Officer. The agreement provides for the payment of certain compensation related to the planned departure of Ms. Williams from NETGEAR.

A copy of the agreement is attached hereto as Exhibit 2.1.

Item 8.01.    Other Events

On August 30, 2007, NETGEAR issued a press release announcing the planned departure of Deborah A. Williams, its Senior Vice President and Chief Marketing Officer. A copy of the release is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

2.1 Separation Agreement and Release, dated August 29, 2007, by and between NETGEAR, Inc. and Deborah A. Williams.

99.1 Press release, dated August 30, 2007, announcing the departure of Deborah A. Williams.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC

Date: August 28, 2007	By:	/s/ Albert Y. Liu
Albert Y. Liu
VP, Legal & Corporate Development

Exhibit Index

Exhibit No.	Description
EX-10.1	Separation Agreement and Release, dated August 29, 2007, by and between NETGEAR, Inc. and Deborah A. Williams
EX-99.1	Press Release, Dated August 30, 2007